                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                LIGHTBRIDGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                              04-3065140
(STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

67 SOUTH BEDFORD STREET                                                    01803
BURLINGTON, MA                                                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               LIGHTBRIDGE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)
                              --------------------

                             MS. PAMELA D. A. REEVE
                             Chief Executive Officer
                                LIGHTBRIDGE, INC.
                             67 South Bedford Street
                         Burlington, Massachusetts 01803
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 359-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------

                                 WITH COPIES TO:
                         John D. Patterson, Jr., Esquire
                           Alexander H. Pyle, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------- --------------------- ----------------------- --------------------- ---------------------
        TITLE OF                                        PROPOSED               PROPOSED
       SECURITIES                 AMOUNT                MAXIMUM                MAXIMUM              AMOUNT OF
          TO BE                   TO BE              OFFERING PRICE            AGGREGATE           REGISTRATION
       REGISTERED               REGISTERED             PER SHARE            OFFERING PRICE             FEE

-------------------------- --------------------- ----------------------- --------------------- ---------------------
      Common Stock,
     $.01 par value            200,000 (1)               $9.12 (2)                $1,824,000            $456.00

-------------------------- --------------------- ----------------------- --------------------- ---------------------

         (1) Represents additional shares of common stock available for issuance pursuant to Lightbridge, Inc.'s 1996 Employee Stock Purchase Plan, as amended.

         (2) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on October 17, 2001.

================================================================================

         This Registration Statement covers an additional 200,000 shares of common stock issuable pursuant to Lightbridge, Inc.'s 1996 Employee Stock Purchase Plan, as amended (the "Plan"). These shares are in addition to the 100,000 shares of common stock issuable under the Plan registered pursuant to the Registration Statement on Form S-8, File No. 333-43586, which Lightbridge filed with the Securities and Exchange Commission on August 11, 2000 and the 100,000 shares of common stock issuable under the Plan registered pursuant to the Registration Statement on Form S-8, File No. 333-21585, which Lightbridge filed with the Securities and Exchange Commission on February 11, 1997.

         The contents of Lightbridge's Registration Statements on Form S-8, File Nos. 333-43586 and 333-21585 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         EXHIBIT NO.     DESCRIPTION

         4.1 (1)         Amended and Restated Certificate of Incorporation of
                         the Company
         4.2 (1)         Amended and Restated By-Laws of the Company
         4.3 (2)         Amendment to Amended and Restated  By-Laws of the
                         Company, adopted October 29, 1998
         4.4 (1)         Specimen Certificate for Common Stock of the Company
         4.5 (3)         Rights Agreement dated as of November 14, 1997, between
                         Lightbridge, Inc. and American Stock Transfer and Trust
                         Company, as Rights Agent
         4.6 (3)         Form of Certificate of Designation of Series A
                         Participating Cumulative Preferred Stock of
                         Lightbridge, Inc.
         4.7 (3)         Form of Right Certificate
         5.1*            Opinion of Foley, Hoag & Eliot LLP
         23.1*           Independent Auditors' Consent of Deloitte & Touche LLP
         23.2*           Consent of KPMG LLP
         23.3*           Consent of Foley, Hoag & Eliot LLP (included in Exhibit
                         5.1)
         24.1*           Power of Attorney (contained on the signature page)
         99.1 (4)        1996 Employee Stock Purchase Plan, as amended
         99.2 (5)        Amendments to Lightbridge's 1996 Employee Stock
                         Purchase Plan, as amended

-------------------------------------
*        Filed herewith
(1) Incorporated by reference from Lightbridge's Registration Statement on Form S-1, as amended (File No. 333-6589)
(2) Incorporated by reference from Lightbridge's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.
(3) Incorporated by reference from Lightbridge's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997.
(4) Incorporated by reference from Lightbridge's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on March 9, 2001.
(5)      Incorporated by reference from Lightbridge's Quarterly Report on
         Form 10-Q for the quarter ended June 30, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 1st day of August, 2001.

                                                LIGHTBRIDGE, INC.


                                                By:  /s/ Pamela D.A. Reeve
                                                    -----------------------
                                                      Pamela D.A. Reeve
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pamela D.A. Reeve as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which she may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the dates indicated.

                  SIGNATURE                                      TITLE                               DATE

    /s/ Pamela D.A. Reeve                  Chief Executive Officer and Director                 August 1, 2001
--------------------------------------     (Principal Executive Officer)
          Pamela D.A. Reeve

    /s/ Thomas C. Meyer                    President, Chief Operating Officer                   August 1, 2001
--------------------------------------     and Director
         Thomas C. Meyer

                                           Chief Financial Officer and Vice President,
    /s/ Harlan Plumley                     Finance and Administration,                          August 1, 2001
--------------------------------------     Treasurer (Principal Financial and Accounting
         Harlan Plumley                    Officer)


    /s/ Torrence C. Harder                 Director                                             August 1, 2001
--------------------------------------
         Torrence C. Harder

    /s/ Rachelle B. Chong                  Director                                             August 1, 2001
--------------------------------------
         Rachelle B. Chong

    /s/ Andrew G. Mills                    Director                                             August 1, 2001
--------------------------------------
         Andrew G. Mills


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